UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

 VIRNETX HOLDING CORPORATION  CONTROL ID:  REQUEST ID:  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON OCTOBER 24, 2023  DATE: TIME: LOCATION:  PASSWORD:  Tuesday, October 24, 2023 10:00 a.m. pacific time  https://agm.issuerdirect.com/vhc  VHCSM2023  HOW TO REQUEST PAPER COPIES OF OUR MATERIALS  PHONE: CALL TOLL FREE 1-866-752-8683  FAX:  Send this card to  202-521-3464  INTERNET: HTTPS://WWW.IPROXYDIRECT.COM/VHC AND FOLLOW THE ON-SCREEN INSTRUCTIONS.  EMAIL:  PROXY@IPROXYDIRECT.COM  Include your Control ID in your email.  THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: HTTPS://WWW.IPROXYDIRECT.COM/VHC.  If you want to receive a paper or email copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before October 4, 2023.  YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT HTTPS://WWW.IPROXYDIRECT.COM/VHC.  until 11:59 P.M., eastern time, October 23, 2023.  The purposes of this meeting are as follows:  To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of all of the shares of our common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock; and  To transact such other business that may properly come before the Special Meeting.  Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Special Meeting are available on the  Internet. Follow the instructions above to view the materials and vote or request printed copies.  The board of directors has fixed the close of business on August 31, 2023 as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of our common stock held on that date at the meeting or any postponement or adjournment thereof.  The Board of Directors recommends that you vote “for” proposal 1 above.  Please note: This is not a proxy card and you cannot vote by returning this card. This is an overview of the proposals being presented at the upcoming stockhodler meeting. Please follow the instructions above to vote on these important matters.

 VIRNETX HOLDING CORPORATION  SHAREHOLDER SERVICES  1 Glenwood Avenue Suite 1001  Raleigh NC 27603  TIME SENSITIVE STOCKHOLDER INFORMATION ENCLOSED  IMPORTANT STOCKHOLDER INFORMATION  YOUR VOTE IS IMPORTANT  FIRST-CLASS MAIL US POSTAGE  PAID  RALEIGH NC PERMIT # 870